Exhibit 99.1

DANAHER REPORTS RECORD THIRD QUARTER 2011 RESULTS

WASHINGTON, D.C., October 20, 2011 — Danaher Corporation (NYSE:DHR) announced today that net earnings from continuing operations for the quarter ended September 30, 2011 were $523.4 million, or $0.74 per share on a diluted basis, a 20% decrease as compared to diluted net earnings per share from continuing operations for the third quarter 2010. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, third quarter 2011 adjusted diluted net earnings per share from continuing operations, were $0.73, a 26% increase over 2010 third quarter adjusted diluted net earnings per share from continuing operations.

Sales from continuing operations for the 2011 third quarter were $4.5 billion, 46% higher than the $3.1 billion reported sales from continuing operations for the 2010 third quarter. Core revenues increased 7.5% in the quarter compared to the third quarter of 2010.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We saw continued momentum across our businesses and were particularly pleased with our execution which led to outstanding year-over-year core revenue growth, core operating margin expansion, cash flow and earnings performance. As we are mindful that the environment is likely to be more challenging going forward, we anticipate increasing our previously announced fourth quarter restructuring efforts from approximately $50 million to approximately $100 million. This estimate excludes our ongoing cost reduction efforts at Beckman Coulter. Our focus on capturing market share while also accelerating cost actions in a slowing macro environment, coupled with a potentially more attractive acquisition environment, positions us well for the balance of 2011 and beyond.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Investor Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 800-967-7187 within the U.S. or 719-325-2339 outside the US a few minutes before the 8:00 a.m. EDT start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 4721216. A replay of the conference call will be available shortly after the conclusion of the call and through Thursday, October 27, 2011. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 4721216. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

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Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our premier brands are among the most highly recognized in each of the markets we serve. The Danaher Business System provides a foundation to our 59,000 associates around the world, serving customers in more than 125 countries. In 2010, we generated $12.8 billion of revenue. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the general economic environment, the Company’s anticipated restructuring activities, the Company’s focus on capturing market share, the acquisition environment, the Company’s positioning and expectations for the balance of 2011 and future periods and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are

“forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, uncertainty in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions (including our acquisition of Beckman Coulter, Inc. and our ability to effectively integrate the business and realize the anticipated benefits from the acquisition), contingent liabilities relating to acquisitions (including our acquisition of Beckman Coulter), risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, pension plan costs, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, our relationships with and the performance of our channel partners, risks relating to man-made and natural disasters, our ability to achieve projected cost reductions and growth, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2010 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2011. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Ave, NW

Suite 800W

Washington, D.C. 20037

Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010

Sales	$4,518,089	$3,092,836	$11,575,465	$9,318,093
Cost of sales	2,313,427	1,480,901	5,664,220	4,631,893

Gross profit	2,204,662	1,611,935	5,911,245	4,686,200

Operating costs and other:
Selling, general and administrative expenses	1,274,907	872,935	3,340,358	2,635,854
Research and development expenses	289,602	196,437	742,978	568,472
Earnings from unconsolidated joint venture	(15,991)	(10,550)	(44,926)	(10,550)

Operating profit	656,144	553,113	1,872,835	1,492,424

Non-operating income (expense):
Gain on contribution of businesses to joint venture	—	291,037	—	291,037
Loss on early extinguishment of debt	(32,887)	—	(32,887)	—
Interest expense	(42,760)	(31,248)	(105,194)	(90,236)
Interest income	392	1,777	4,787	4,369

Earnings from continuing operations before income taxes	580,889	814,679	1,739,541	1,697,594

Income taxes	(57,461)	(180,875)	(346,221)	(408,921)

Earnings from continuing operations	523,428	633,804	1,393,320	1,288,673

Earnings from discontinued operations, net of income taxes	—	12,631	208,230	30,471

Net earnings	$523,428	$646,435	$1,601,550	$1,319,144

Earnings per share from continuing operations:
Basic	$0.76	$0.97	$2.07	$1.98

Diluted	$0.74	$0.93	$2.00	$1.90

Earnings per share from discontinued operations:
Basic	$—	$0.02	$0.31	$0.05

Diluted	$—	$0.02	$0.30	$0.04

Net earnings per share:
Basic	$0.76	$0.99	$2.38	$2.02 *

Diluted	$0.74	$0.95	$2.30	$1.95 *

Average common stock and common equivalent shares outstanding (in thousands):
Basic	687,259	654,599	672,022	651,995
Diluted	710,403	683,431	697,777	681,964

*	Earnings per share amounts do not add due to rounding.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com)

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2011	October 1, 2010	% Change	September 30, 2011	October 1, 2010	% Change
Adjusted Net Earnings from Continuing Operations

Net Earnings from Continuing Operations (GAAP)	$523,428	$633,804	-17.4%	$1,393,320	$1,288,673	8.1%

Acquisition-related transaction costs deemed significant ($0 and $26 million pre-tax for each of the three and nine months ended September 30, 2011, respectively, and $8 million pre-tax for the nine months ended October 1, 2010), fair value adjustments to acquisition related inventory and deferred revenue balances and change-in-control payments to employees of Beckman Coulter ($93 million and $122 million pre-tax for the three and nine months ended September 30, 2011, respectively, and $8 million and $46 million pre-tax for the three and nine months ended October 1, 2010, respectively) (“Acquisition Related Costs”)

	70,717	5,777		112,065	40,671

Loss on early extinguishment of debt resulting from “make whole” payments associated with the retirement of certain of the acquired Beckman Coulter debt ($33 million pre-tax) (“Loss on Early Extinguishment of Debt”)	20,790			20,790

Reversal of reserve relating to legal contingency ($12 million pre-tax) (“Legal Contingency”)	(8,915)			(8,915)

Gain on contribution of assets to Apex joint venture ($291 million pre-tax for the three and nine months ended October 1, 2010, respectively) (“Joint Venture Gain”)	—	(232,200)		—	(232,200)

Gains from net reduction in income tax reserves, other discrete tax items and reduction of effective tax rate (“Income Tax Items”)	(90,656)	(14,586)		(93,528)	(18,613)

Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$515,364	$392,795	31.2%	$1,423,732	$1,078,531	32.0%

Adjusted Diluted Net Earnings Per Share from Continuing Operations

Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.74	$0.93	-20.4%	$2.00	$1.90	5.3%

Acquisition Related Costs	0.10	0.01		0.16	0.06

Loss on Early Extinguishment of Debt	0.03	—		0.03	—

Legal Contingency	(0.01)	—		(0.01)	—

Joint Venture Gain	—	(0.34)		—	(0.34)

Income Tax Items	(0.13)	(0.02)		(0.14)	(0.03)

Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.73	$0.58	25.9%	$2.04	$1.59	28.3%

Core Revenue Growth

	Three Months Ended September 30, 2011 vs. Comparable 2010 Period	Nine Months Ended September 30, 2011 vs. Comparable 2010 Period
Components of Revenue Growth

Core (non-GAAP)	7.5%	8.5%
Acquisitions (net of reduction in revenues relating to Apex JV) (non-GAAP)	35.0%	12.5%
Impact of currency translation (non-GAAP)	3.5%	3.0%

Total Revenue Growth (GAAP)	46.0%	24.0%

Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings Per Share from Continuing Operations

We disclose the non-GAAP measures of adjusted net earnings from continuing operations and adjusted diluted net earnings per share from continuing operations, which refer to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations, respectively, excluding the items identified in the reconciliation schedule above. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from these measures because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), (2) 2010 sales attributable to the businesses contributed to the Apex joint venture, and (3) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding sales from acquired businesses and 2010 sales attributable to the businesses contributed to the Apex joint venture) and (b) the period-to-period change in revenue (excluding sales from acquired businesses and 2010 sales attributable to the businesses contributed to the Apex joint venture) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of the 2010 sales attributable to the businesses contributed to the Apex joint venture because as a result of application of the equity method of accounting beginning with the formation of the joint venture on July 4, 2010, the Company did not recognize sales from those businesses in the first nine months of 2011.